                                                                   EXHIBIT 23(H)

Board of Directors
The BNR Group of Companies:

  We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG

Waterloo, Canada

February 17, 1998